Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 4 on Form S-1 of our report dated April 15, 2025 (which includes an explanatory paragraph relating to OneMedNet Corporation’s ability to continue as a going concern), relating to the consolidated financial statements of OneMedNet Corporation. as of and for the years ended December 31, 2024 and 2023, which is contained in that Prospectus.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
June 24, 2025